ACTEL CORPORATION

                            OFFER TO EXCHANGE OPTIONS
                                  ELECTION FORM

     I have received the Offer to Exchange, the Memorandum from Barbara McArthur, each dated June 1, 2001, the Election Form, the Notice to Change Election From Accept to Reject, and the Offer Supplement dated June 20, 2001 (together, as they may be amended from time to time, constituting the "Offer"), offering to eligible employees the opportunity to exchange outstanding stock options ("Old Options") for options exercisable at the fair market value on the date of grant (expected to be December 31, 2001) issued under either Actel Corporation's 1986 Incentive Stock Option Plan or 1995 Employee and Consultant Stock Plan. This Offer expires at 9:00 P.M. Pacific Daylight Time on June 29, 2001.

     I understand that if I elect to cancel my Old Options in exchange for the promise to issue a new option (the "New Option"), the number of shares will remain the same and the original vesting schedule for the Old Options will be applied to the New Option. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I understand the possible loss of my cancelled stock options if employment is terminated for whatever reason before the New Options are granted (expected to be December 31, 2001). I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE NEW OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE OLD OPTIONS RESULTING IN A LOSS OF SOME STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS, ALL OPTIONS GRANTED IN THE SIX MONTHS PRIOR TO CANCELLATION (i.e., AFTER DECEMBER 29, 2000) WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER.

     SUBJECT TO THE ABOVE UNDERSTANDINGS, I WOULD LIKE TO PARTICIPATE IN THE OFFER AS INDICATED BELOW.

     Please check the box and note the grant date and grant number of each stock option grant with respect to which you agree to have such grant and all stock option grants after December 29, 2000, cancelled and replaced pursuant to the terms of this Election Form.

     You may change the terms of your election to tender options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject prior to the cutoff of 9:00 P.M. Pacific Daylight Time, June 29, 2001.

     ________ Yes, I wish to tender for exchange each of the options specified below, as well as all options granted after December 29, 2000:




------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                                Total Number of
                                                                                          Unexercised Shares Subject
                                                                                           to The Option (Shares to
         Grant Number                   Grant Date                 Exercise Price                Be Cancelled)
------------------------------- ---------------------------- ---------------------------- ----------------------------

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

I understand that all of these options will be irrevocably cancelled on June 30, 2001 (the "Cancellation Date").



----------------------------------------       ---------------------------------
    Employee Name (Please Print)                       Employee Signature


----------------------------------------       ---------------------------------
  Employee ID (Social Security) Number                    Date and Time


----------------------------------------       ---------------------------------
         E-mail Address                               Telephone Number



                RETURN TO VICKY HUANG NO LATER THAN 9:00 P.M. PDT
      ON JUNE 29, 2001, VIA FACSIMILE AT (408) 739-0706 OR BY HAND DELIVERY

                  VICKY HUANG OR JEAN INMAN WILL SEND AN E-MAIL
                CONFIRMATION WITHIN TWO BUSINESS DAYS OF RECEIPT

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.   Delivery of Election Form.
     ------------------------------

     A properly completed and executed original of this Election Form (or a facsimile of it) and any other documents required by this Election Form must be received by Vicky Huang either by hand delivery or by facsimile at the number listed on the front cover of this Election Form (fax # (408) 739-0706) on or before 9:00 P.M. Pacific Daylight Time on June 29, 2001 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Actel. You may hand deliver your Election Form to Vicky Huang at Actel (Building
3) or you may fax it to her at the number listed on the front cover of this Election Form (fax # (408) 739-0706). In all cases, you should allow sufficient time to ensure timely delivery.

     Tenders of options made through the Offer may be withdrawn at any time before the Expiration Date. If the Offer is extended by Actel beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Actel currently intends to accept your validly tendered options promptly after the expiration of the Offer, unless Actel accepts your tendered options before 9:00 p.m., Pacific Daylight Time, on July 20, 2001, you may withdraw your tendered options at any time after July 20, 2001. To withdraw tendered options, you must deliver a signed and dated Notice to Change Election From Accept to Reject, or a facsimile of the Notice to Change Election From Accept to Reject, with the required information to Actel while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any Eligible Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of a new Election Form following the procedures described in these Instructions.

     Tenders of options made through the offer may be changed at any time before the Expiration Date. If the Offer is extended by Actel beyond that time, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Actel will not accept any alternative, conditional, or contingent tenders. All tendering option holders, by signing this Election Form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2.   Inadequate Space.
     ---------------------

     If the space provided in this Election Form is inadequate, the information requested by the table on this Election Form regarding the options to be tendered should be provided on a separate schedule attached to this Election Form. Print your name on this schedule and sign it. The schedule should be delivered with the Election Form, and will thereby be considered part of this Election Form.

     3.   Tenders.
     ------------

     If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     o    grant number,

     o    grant date,

     o    exercise price, and

     o    the total number of unexercised option shares subject to the option.

     Actel will not accept partial tenders of options. Accordingly, you may tender all or none of the unexercised shares subject to the options you decide to tender. Also, if you intend to tender any of the options that were granted to you, then you must tender all of your Eligible Options that were granted to you during the six-month period prior to the Cancellation Date.

     4.   Signatures on This Election Form.
     -------------------------------------

     If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement. or any change whatsoever.

     If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and proper evidence satisfactory to Actel of the authority of that person so to act must be submitted with this Election Form.

     5.   Other Information on This Election Form.
     --------------------------------------------

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and telephone number and your employee identification number, which is usually your social security number.

     6.   Requests for Assistance or Additional Copies.
     -------------------------------------------------

     Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form, may be directed to the Actel Stock Option Administrator at Actel Corporation, 955 East Arques Avenue, Sunnyvale, California 94086. Jean Inman will be the Actel Stock Option Administrator until June 15, 2001, and Vicky Huang will be the Actel Stock Option Administrator after June 15, 2001. Jean Inman's telephone number is
(408) 522-4213. Vicky Huang's telephone number is (408) 522-4424. Their fax number is (408) 739-0706. Copies will be furnished promptly at Actel's expense.

     7.   Irregularities.
     -------------------

     All questions as to the number of option shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of options will be determined by Actel in its discretion. Actel's determinations shall be final and binding on all parties. Actel reserves the right to reject any or all tenders of options Actel determines not to be in proper form or the acceptance of which may, in the opinion of Actel's counsel, be unlawful. Actel also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Actel's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Actel shall determine. Neither Actel nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     Important: The Election Form (or a facsimile copy of it) together with all other required documents must be received by Actel on or before the Expiration Date.

     8.   Additional Documents to Read.
     ---------------------------------

     You should be sure to read the Offer to Exchange, all documents referenced therein, and the Memorandum from Barbara McArthur dated June 1, 2001 before deciding to participate in the Offer.

     9.   Important Tax Information.
     ------------------------------

     You should refer to Section 13 of the Offer to Exchange, which contains important U.S. federal income tax information.